Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Foamex International Inc. on Form S-8 of our report dated March 25, 2002, appearing in the Annual Report on Form 10-K of Foamex International Inc. for the year ended December 31, 2001 and to the reference to us under the headings "Risk Factors" and "Experts" in the Prospectus which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

June 6, 2002